Exhibit 32.1

Certification by Principal Executive Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K for the period January 11, 2024 (Commencement of operations) through March 31, 2024 (the “Report”) of Franklin Templeton Digital Holdings Trust (the “Trust” or “registrant”) as filed with the Securities and Exchange Commission on the date hereof, I, David Mann, the President and Chief Executive Officer of Franklin Holdings, LLC, Sponsor of the Registrant, hereby certify, to the best of my knowledge, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: June 28, 2024	By	/s/ David Mann
	Name:	David Mann*
	Title:	President and Chief Executive Officer

(serving in the capacity of principal executive officer)

*	The registrant is a trust and the person is signing in his capacity as an officer of Franklin Holdings, LLC, the Sponsor of the registrant.